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Exhibit 21.1

CELESTICA INC. SUBSIDIARIES

1204362 Ontario Inc., Ontario corporation
1282087 Ontario Inc., Ontario corporation
1282088 Ontario Inc., Ontario corporation
1287347 Ontario Inc., Ontario corporation
1334607 Ontario Inc., Ontario corporation
1346574 Ontario Inc., Ontario corporation
1346575 Ontario Inc., Ontario corporation
1346576 Ontario Inc., Ontario corporation
1346817 Ontario Inc., Ontario corporation
1346818 Ontario Inc., Ontario corporation
1346819 Ontario Inc., Ontario corporation
1555151 Ontario Inc., Ontario corporation
Amnitek Corporation, Texas corporation
Celestica Acquisition Corp., Delaware corporation
Celestica Aerospace Technologies Corporation, Delaware corporation
Celestica AG, Switzerland corporation
Celestica Asia Pte Limited, Singapore corporation
Celestica (Barbados) Inc., Barbados corporation
Celestica Corporation, Delaware corporation
Celestica de Monterrey S.A. de C.V., Mexico corporation
Celestica do Brasil Ltda., Brazil limited liability corporation
Celestica Electronics (China) Pte Ltd., Singapore corporation
Celestica Electronics (M) Sdn. Bhd., Malaysia corporation
Celestica Electronics (S) Pte Ltd., Singapore corporation
Celestica Employee Nominee Corporation, Ontario corporation
Celestica Europe Inc., Ontario corporation
Celestica France SAS, France corporation
Celestica Holdings Pte Limited, Singapore corporation
Celestica Hong Kong Limited, Hong Kong corporation
Celestica International Inc., Ontario corporation
Celestica Ireland Holdings, Ireland unlimited liability company
Celestica Ireland Limited, Ireland corporation
Celestica Italia S.r.l., Italy corporation
Celestica Japan KK, Japan corporation
Celestica Kladno, s.r.o., Czech Republic corporation
Celestica Limited, United Kingdom corporation
Celestica Liquidity Management Hungary Limited Liability Company, Hungary corporation
Celestica Malaysia Sdn. Bhd., Malaysia corporation
Celestica Medical Systems Corporation, Delaware corporation
Celestica Montreal Inc., Canada corporation
Celestica (Netherlands) B.V., Netherlands corporation
Celestica (PMI) LLC, Delaware limited liability company
Celestica (PMII) LLC, Delaware limited liability company
Celestica Rajecko, s.r.o., Czech Republic corporation
Celestica Services Limited, United Kingdom corporation
Celestica Singapore Pte Limited, Singapore corporation
Celestica South America Holdings Inc., Ontario corporation
Celestica Suzhuo Technology Ltd., China corporation
Celestica (Switzerland) AG, Switzerland corporation
Celestica Systems Corporation, Delaware corporation
Celestica (Telford) Limited, United Kingdom corporation

Celestica (Thailand) Limited, Thailand corporation
Celestica (U.S.) Inc., Delaware corporation
Celestica (UK) Holdings Limited, United Kingdom corporation
Dongguan Celestica Electronics, Ltd., China corporation
EMS Manufacturing Services Limited, Barbados corporation
EMS Manufacturing Services (Holdings) Limited, Barbados corporation
ETEQ Components (HK) Ltd., Hong Kong corporation
ETEQ Components Pte Ltd., Singapore corporation
Fowseng Plastics Industries Pte Ltd., Singapore corporation
IMS Holdco Inc., Delaware corporation
IMS International Manufacturing Services Limited, Cayman Islands corporation
Jiminy S.r.l., Italy corporation
Kojin Mould Mfg. Pte Ltd., Singapore corporation
MSL Acquisition Sub Inc., Delaware corporation
Omni Electronics (Shanghai) Co. Ltd., China corporation
Omni Engineering (Shanghai) Co., Ltd., China corporation
Omni HR Resources Services S.A. de C.V., Mexico corporation
Omni Industries (Singapore) Inc., California corporation
Omni Manufacturing Services, S.A. de C.V., Mexico corporation
Omni Plastics (China) Pte Ltd., Singapore corporation
Omni Plastics (Shanghai) Co., Ltd., China corporation
Omni Plastics (Suzhuo) Co. Ltd., China corporation
Omni Plastics (Xiamen) Co., Ltd., China corporation
Omni Plastics Pte Ltd., Singapore corporation
Omni Plastics Technologies (Shanghai) Co., Ltd., China corporation
Omni Precision Pte Ltd., Singapore corporation
Omni Precision Sdn. Bhd., Malaysia corporation
Plastimer Precision Co., Ltd., Thailand corporation
Proto Services, Inc., Singapore corporation
P.T. Omni Electronics Bintan, Indonesia corporation
P.T. Omni Precision Batam, Indonesia corporation
Signar, s.r.o., Czech Republic corporation

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CELESTICA INC. SUBSIDIARIES